Exhibit 6.2

StartEngine Secure Service Agreement

This agreement (“Agreement”) sets forth the terms and conditions by which           Gab AI Inc           (“Issuer”, “you”, “your”) appoints StartEngine Secure LLC (“Service Provider”, “us”, “our”, “we”) as the exclusive provider of software and services relating to the recording of the issuance, transfer and registration of Issuer’s securities issued pursuant to Section 4(a)(6) under the Securities Act of 1933, and associated holder positions, and for clearing ownership changes and new issuances (the “Services”) of the Issuer’s           Gab Token           securities (the “Securities”). The parties hereby agree to the following Terms and Conditions:

1.	STATUS OF SERVICE PROVIDER

a.	Service Provider is a stock transfer agent registered with the Securities and Exchange Commission.

b.	Service Provider will not hold, manage, possess or otherwise handle securities.

c.	Service Provider is not providing escrow services to Issuer.

d.	Service Provider is not providing payment services to Issuer but will provide security holder information to Issuer in order for Issuer to contact such holders and obtain the information necessary to make dividend payments or pay amounts owing under debt securities. Issuer acknowledges that Service Provider does not maintain banking information with respect to investors in Issuer’s securities.

2.	GENERAL APPOINTMENT OF SERVICE PROVIDER

a.	Issuer hereby engages Service Provider to provide software and transfer agent services relating to the recording of the issuance, transfer and registration of Issuer’s Securities (as defined in 2(b) below) and associated holders, and to perform such other services related to the Securities as provided herein. You hereby certify that the Issuer has taken such action as shall have been required to appoint Service Provider to provide the Services and that authority has been granted to enter into this Agreement, which will remain valid and in force so long as we provide Services to Issuer.

b.	The term “Securities” as used in this Agreement shall mean the equity and debt and revenue share securities, including any warrants and options, of Issuer issued pursuant to Section 4(a)(6) of the Securities Act on the StartEngine platform. Issuer affirms, represents and warrants that it has provided to Service Provider all applicable data concerning its Securities and associated holder positions.

c.	Issuer further represents and warrants that it will not use the Services for any Securities that have not been duly authorized and issued in accordance with its articles of incorporation and bylaws or equivalent instruments.

3.	MANAGEMENT OF RECORDS OF SECURITIES AND HOLDERS

Records with respect to the Securities and holders of the Securities shall be managed by Service Provider in accordance with the instructions and information provided by Issuer and its authorized Administrators in the Service Provider’s system.

i.	a. All investor communications (to holders of record) other than confirmations of ownership and statements of change related thereto, whether by email, SMS text message, phone calls or other means shall be the responsibility of Issuer and/or its Administrators. The parties unconditionally agree that Service Provider will not be responsible for creating, editing or commenting on, or have any involvement with any such investor communication relating to the ownership or transfer of the Securities, and no action, including the provision of communication tools, may be regarded or interpreted as Service Provider having participated in the content of any such communications.

b.	Service Provider shall be the sole person authorized to add, modify or remove Securities from the system..

c.	Issuer warrants and represents to Service Provider that it will provide complete and accurate information with respect to the Securities, the holders thereof and the restrictions applicable to transfer of the Securities (including the dates that any such restrictions are no longer applicable).

4.	BOOK-ENTRY ONLY, NO DTC SECURITIES

a.	Ownership of Issuer’s Securities will be “book-entry” only form, meaning that ownership interests shall be recorded and kept only on the books and records of Issuer. No physical certificates shall be issued, nor received, by Service Provider or any other person. Service Provider’s system permits records with respect to the Securities in book-entry form only. Book-entry form means Service Provider maintains records of shares on an investor’s behalf without issuing physical certificates. Service Provider shall provide the means for Issuer to send out email confirmations of positions and notifications of changes from Issuer upon each event affecting any person’s ownership interest.

b.	The securities covered by this Agreement are not DTC eligible.

5.	AUTHORIZED OFFICERS AND ACCOUNT ADMINISTRATORS

a.	Issuer shall have the ability to appoint a single Administrator for its Service Provider account, access to which may be either via our dashboard tools or our Application Programming Interface (“API”). Issuer accepts sole and absolute liability and responsibility for managing its Administrators and for safeguarding passwords, API keys, and other security measures.

b.	Service Provider shall be protected and held harmless when enabling and accepting any actions taken by, or instructions given by an Administrator. When any Administrator of Issuer shall no longer be vested with the authority to give instructions or provide information with respect to the Securities for Issuer, a written notice thereof shall be given to Service Provider and until receipt of such notice Service Provider shall be fully protected and held harmless in recognizing, enabling and accepting the instructions or communications of such Administrator.

c.	Service Provider shall not be considered notified of any termination of Administrators of Issuer until notice of such termination shall be given in writing by Issuer or its Administrators to Service Provider. Such terminations shall have no effect on any transactions or activities of such person prior to the effectiveness of such termination, including those which have already been entered into our systems and are pending or in process.

6.	DATA ACCESSIBILITY

a.	Issuer understands and agrees that inspection of Securities records and other records maintained on the systems of Service Provider may be subject to the inspection rights of securities regulatory authorities including the Securities and Exchange Commission.

b.	Service Provider is hereby authorized to make certain data available to industry third-party systems, both directly and via API integrations, including but not limited to broker-dealers, investment advisers, registered service providers, securities exchanges, rating agencies, research firms and others for purposes of enabling them to obtain information about and descriptions of Issuer’s Securities, payment history of such Securities, confirmations of a holder’s ownership positions, enforcing restrictions on any proposed divestitures (including ownership changes), among other things.

7.	RESPONSIBILITIES, INDEMNITY, AND COMPENSATION

a.	Service Provider may rely and act, or refuse to act, without investigation upon any list, instruction, certification, authorization, or other communication, including electronic communications and actions input into the Service via dashboard or API (“communications”), provided by the Issuer, its agents or representatives. Issuer agrees that it shall not give Service Provider direction to take any action or refrain from taking any action, if implementing such direction would be in violation of applicable law, regulation or any third parties’ contract rights. Service Provider agrees that it shall not transfer any Security if such Security is subject to any restriction or prohibition on transfer, and Service Provider shall not be liable to Issuer or any other party for refusing to effect any such transfer.

b.	Service Provider may conclusively and in good faith rely and act, or refuse to act or provide its services, upon the records and information provided to it by Issuer and/or its Administrators without being required or expected to undertake an independent review or audit of such records and information, and shall have no responsibility or liability for the accuracy or inaccuracy of such records and information.

c.	Service Provider may, in connection with the services described in this Agreement, engage, at Service Provider’s sole expense (unless agreed in writing by Issuer), without notice, subcontractors, agents, co- Service Providers or attorneys-in-fact, and service providers (e.g. hosting datacenter) in its sole and absolute discretion. Service Provider is authorized by Issuer to execute all agreements, appoint agents or sub-agents and do all other acts deemed necessary to carry out the general purposes of, and to fulfill its obligations under this Agreement.

d.	Issuer agrees that Service Provider shall be paid all agreed upon fees for its services and reimbursed for expenses. Issuer shall pay $5 per investor per year, or a maximum fee of $10,000 per year for up to 5,000 shareholders, payable by credit card or ACH. See Appendix I for fees for companies with more than 5,000 shareholders. Service Provider may increase or decrease (“change”) the fees we charge at any time upon 60 days’ notice. All fees are incurred immediately at time of service usage (or order), not at the time of execution and are not prorated for any partial periods, nor are they refundable in whole or in part, regardless of whether or not the service was completed or cancelled, unless agreed to in writing by Service Provider. Furthermore, Service Provider may add new Services, discontinue any tools or Services, or make modifications to tools or Services at any time and without notice, in its sole and absolute discretion. Issuer shall pay interest at the rate of 1.50% per month for all balances due to Service Provider which remain unpaid for 30 days after the due date thereof. Furthermore, Service Provider may, at its option, cease providing Services to Issuer at any time, in its sole discretion, until past due amounts are paid.

8.	CONSENT TO USE OF NAME AND LOGO

Each party may disclose in regulatory filings, marketing materials and in other communications the fact that the parties have entered into this Agreement, however, neither party may disclose the specific terms of this Agreement including the fees agreed by and between the parties without the prior written consent of the other party, unless disclosure of such fee information is already public, is required to be disclosed by SEC rules and regulations, or pursuant to a court order.

9.	UNCLAIMED PROPERTY ADMINISTRATION; LOST SECURITY HOLDER SEARCH

Service Provider will not provide unclaimed property reporting services for unclaimed funds or Securities, which may be deemed abandoned or otherwise subject to applicable unclaimed property law or regulation. Any obligations with respect to unclaimed property are solely the responsibility of Issuer. Service Provider shall have no responsibility to provide services regarding lost holder accounts for Issuer’s Securities.

10.	MUTUAL CONFIDENTIALITY OF INFORMATION

a.	As used herein, the “Confidential Information” means all confidential and proprietary information of a party disclosed (“Disclosing Party”) to the other party (“Receiving Party”), whether orally or in writing, that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure, including the terms and conditions of this Agreement, data, business and marketing plans, technology and technical information, product designs, API designs, and business processes. Confidential Information shall not include any information that: (i) is or becomes generally known to the public without breach of any obligation owed to Disclosing Party; (ii) was known to Receiving Party prior to its disclosure by Disclosing Party without breach of any obligation owed to the Disclosing Party; (iii) was independently developed by Receiving Party without breach of any obligation owed to Disclosing Party; or (iv) is received from a third party without breach of any obligation owed to Disclosing Party. All intellectual property, work product, software, code, and other proprietary information or work product of both parties to this Agreement is expressly agreed to be Confidential Information.

b.	Receiving Party shall not disclose, use, transmit, or otherwise disseminate, sell or transfer any of the Confidential Information of Disclosing Party for any purpose other than as is set forth in this Agreement, including in Section 8 above, except with Disclosing Party’s prior written permission (with email serving as an appropriate form of written communication).

c.	Each party agrees to effectively protect the confidentiality of the Confidential Information of the other party in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind, but in no event using less than reasonable care.

d.	If Receiving Party discloses or uses or threatens to disclose or use any of the Confidential Information of Disclosing Party in breach of the terms hereunder, Disclosing Party shall have the right, in addition to any other remedies available in law and equity, to seek injunctive relief to enjoin such act, it being specifically acknowledged by each of the parties to this Agreement that any other available remedies are inadequate.

11.	TERM

a.	The Agreement shall have a term of one year, beginning when the offering launches, which term shall automatically renew for successive one-year terms unless either party shall provide written notice of cancellation 30 days prior to the end of any applicable term period. If the Issuer does not launch or does not meet its minimum funding goal, no service shall be provided and thus no payment shall be due to Service Provider. In addition, either party may terminate this Agreement (i) at any time upon 30 days’ notice, (ii) immediately if the other party is in material breach of its obligations hereunder, unless the breaching party has cured such breach, (iii) immediately upon notification or confirmation of any bankruptcy, receivership or dissolution of either party, or, (iv) immediately upon notification or confirmation of any judgment or final order by any law enforcement or regulatory authority against either party or any of their associated persons (officers, directors and substantial beneficial owners).

b.	Upon the effective date of termination in accordance with the provisions noted above Service Provider shall deliver within 90 days, at the expense of Issuer, to Issuer or to a successor Service Provider as directed in writing by Issuer, all records of Issuer in the possession of Service Provider, in a form and format as decided by Service Provider in its sole and absolute discretion.

12.	WARRANTIES AND DISCLAIMER

a.	Mutual Warranties. Each party to this Agreement represents and warrants to the other that it has the right and authority to enter into this Agreement and to perform all of its respective obligations and undertakings. Each party further represents and warrants that: (a) this Agreement has been duly executed and delivered and constitutes a valid and binding agreement enforceable against such party in accordance with its terms; (b) no authorization or approval from any other person is required in connection with such party’s execution, delivery, or performance of this Agreement; and (c) the execution, delivery, and performance of this Agreement does not violate the terms or conditions of any other agreement to which it is a party or by which it is otherwise bound.

b.	Warranties by Issuer:

i.	Issuer hereby represents and warrants that all information, records and materials provided to Service Provider or set forth on Service Provider’s systems are accurate, truthful and comply with all applicable laws, and will not infringe the copyright, trade secret, privacy, publicity, or other rights of any third party. Issuer hereby indemnifies and holds Service Provider harmless for any and all violations or breaches of this Section 12(b). Issuer acknowledges that it is sharing its information, materials and records with Service Provider in order for us to provide the Services and perform under this Agreement.

ii.	Breach of Warranties. In the event of any breach of any of Issuer’s responsibilities or warranties herein, in addition to any other remedies available at law or in equity Service Provider will have the right to immediately, in Service Provider’s sole and reasonable discretion, suspend Services if deemed necessary by Service Provider to prevent or eliminate difficulties in the operation of Services or harm to Service Provider’s business or reputation, or to prevent potential litigation or other controversies.

c.	Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SERVICE PROVIDER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHETHER EXPRESS, IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), OR STATUTORILY. SERVICE PROVIDER EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, ACCURACY, TITLE, AND NON-INFRINGEMENT. SERVICE PROVIDER DOES NOT WARRANT AGAINST INTERFERENCE WITH THE USE OF THE SERVICES OR SOFTWARE OR AGAINST INFRINGEMENT. SERVICE PROVIDER DOES NOT WARRANT THAT THE SERVICES OR SOFTWARE ARE ERROR-FREE OR THAT OPERATION OF THE DASHBOARD, THE API OR THE SERVICE WILL BE SECURE OR UNINTERRUPTED. SERVICE PROVIDER EXPRESSLY DISCLAIMS ANY AND ALL LIABILITY ARISING OUT OF THE FLOW OF DATA AND DELAYS ON THE INTERNET. ISSUER WILL NOT HAVE THE RIGHT TO MAKE OR PASS ON ANY REPRESENTATION OR WARRANTY ON BEHALF OF SERVICE PROVIDER TO ANY THIRD PARTY. ISSUER’S ACCESS TO AND USE OF THE SERVICES AND API ARE AT ISSUER’S OWN RISK. ISSUER UNDERSTANDS AND AGREES THAT THE SERVICES ARE PROVIDED TO IT ON AN “AS IS” AND “AS AVAILABLE” BASIS. SERVICE PROVIDER WILL NOT BE LIABLE TO ISSUER FOR ANY DAMAGES RESULTING FROM ISSUER’S RELIANCE ON OR USE OF THE SERVICES.

13.	LIMITATION OF LIABILITY

a.	Disclaimer of Consequential Damages. ISSUER HEREBY ACKNOWLEDGES AND AGREES, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, SERVICE PROVIDER WILL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO ISSUER FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTION CONTEMPLATED UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOST PROFITS, LOSS OF BUSINESS OR HOLDER CLAIMS.

b.	Cap on Liability. ISSUER HEREBY ACKNOWLEDGES AND AGREES THAT UNDER NO CIRCUMSTANCES WILL SERVICE PROVIDER’S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF WHETHER THE ACTION OR CLAIM IS BASED ON CONTRACT, TORT, WARRANTY OR OTHERWISE, WILL EXCEED THE TOTAL AMOUNT OF FEES PAID, IF ANY, BY ISSUER TO SERVICE PROVIDER UNDER THIS AGREEMENT DURING THE 12 MONTH PERIOD PRIOR TO THE OCCURRENCE OF THE EVENT GIVING RISE TO SUCH LIABILITY.

c.	General Indemnification. Issuer hereby agrees to indemnify, protect, defend and hold harmless Service Provider and its officers, directors, members, shareholders, employees, agents, related businesses (including but not limited to StartEngine Crowdfunding, Inc., its affiliates and subsidiaries), partners, vendors, successors and assigns from and against any and all third party claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorneys’ fees, costs and expenses), which Service Provider may suffer as a result of: (a) any breach of or material inaccuracy in the representations and warranties, or breach, non-fulfillment or default in the performance of any of the conditions, covenants and agreements, of Issuer contained in this Agreement; or error or misstatement of any information, directions or actions delivered by Issuer or its agents pursuant to any of the provisions of this Agreement, or (b) any obligation which is expressly the responsibility of Issuer under this Agreement, or (c) any other cost, claim or liability arising out of or relating to operation or use of the license granted hereunder. Furthermore, Issuer shall protect, hold harmless and indemnify Service Provider and its officers, directors, members, shareholders, employees, agents, partners, vendors, successors and assigns from and against any and all liability related to Issuer’s business and business related operations and affairs, and use of the API, license, the Services API or any breach of the terms of this Agreement. Service Provider hereby agrees to indemnify, protect, defend and hold harmless Issuer and its officers, directors, members, shareholders, employees, agents, related businesses, partners, vendors, successors and assigns from and against any and all third party claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorneys’ fees, costs and expenses), which Issuer may suffer as a result of any breach of or material inaccuracy in the representations and warranties, or breach, non-fulfillment or default in the performance of any of the conditions, covenants and agreements, of Service Provider contained in this Agreement; or error or misstatement of any information, directions or actions delivered by Service Provider or its agents pursuant to any of the provisions of this Agreement,. Any amount due under the aforesaid indemnity will be due and payable by Service Provider within thirty (30) days after demand thereof. Any amount due under the aforesaid indemnity will be due and payable by the applicable party within thirty (30) days after demand thereof.

14.	MISCELLANEOUS

a.	Notices. All notices permitted or required by this Agreement will be via email, and will be deemed to have been delivered and received upon sending via any nationally recognized and trusted SMTP delivery service. Notices shall be delivered to the addresses of record which, if to Service Provider, shall be to [CONTACT DETAILS], and if to Issuer shall be to the email address on file in your account.

b.	No Implied License. Except as expressly provided in this Agreement, this Agreement is not intended and will not be construed to confer upon either party any license rights to any patent, trademark, copyright, or other intellectual property rights of either party hereto or any other rights of any kind not specifically conferred in this Agreement. All right, title, and interest in the technology used and the services provided are and remain the exclusive property of Service Provider.

c.	Severability. If any portion or provision of this Agreement is for any reason found to be ineffective, unenforceable, or illegal by any arbitrator or court having jurisdiction, such condition will not affect the validity or enforceability of any of the remaining portions or provisions hereof.

d.	No Legal Partnership or Agency. This Agreement is not intended and shall not be construed as creating a joint venture or a legal partnership between the Issuer and Service Provider, and shall not be interpreted as permitting either party to act as an agent for the other party to this Agreement. or creating a fiduciary relationship or duty or any other obligations other than those expressly imposed by this Agreement.

e.	No Underwriting. Issuer agrees without reservation that Service Provider is not acting as an underwriter of any Securities offering, nor as a broker or dealer on any Securities transaction. Furthermore, Issuer agrees that it is not authorized to nor is it acting as an agent of Service Provider concerning any Securities offering.

f.	No Legal, Tax or Accounting Advice. Issuer agrees without reservation that Service Provider does not provide any legal, tax or accounting advice in any way, nor on any matter, regardless of the communication, and whether is it oral or written. Issuer unconditionally agrees to rely solely on its legal, tax and accounting professionals for any such advice and on all matters.

g.	No Investment Advice or Recommendations. Issuer agrees that Service Provider does not provide any investment advice, nor does Service Provider make any Securities recommendations nor solicit the offer or sale of Securities to any issuer or investor. Service Provider does not provide any brokerage or other service or advice in the structuring of any offering. Issuer agrees that any communications from Service Provider, whether written, oral or otherwise, regardless of content, will never be interpreted or relied upon as investment advice or a securities recommendation. Issuer agrees that it will only rely on the advice of its attorneys, accountants and other professional advisors, including any registered broker-dealers acting as an underwriter for a securities offering.

h.	Electronic Signature and Communications Notice and Consent. Both Issuer and Service Provider hereby consents and agrees that electronically signing this Agreement constitutes each party’s signature, acceptance and agreement as if actually signed by that party in writing. Further, each party agrees that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between Issuer and Service Provider. Each party understands and agrees that their e-signature executed in conjunction with the electronic submission of this Agreement shall be legally binding. Each party agrees that their electronic signature is the legal equivalent of their manual signature on this Agreement and consents to be legally bound by the Agreement’s terms and conditions. Furthermore, both Issuer and Service Provider hereby agree that all current and future notices, confirmations and other communications regarding this Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in the Notices section above or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically-sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients’ spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to Issuer, and if you desire physical documents then you agree to directly and personally print, at your own expense, the electronically-sent communication(s) and maintaining such physical records in any manner or form that you desire

i.	Assignment. No party may transfer or assign its rights and obligations under this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, without the consent of the other parties, any party may transfer or assign its rights and obligations hereunder in whole or in part (a) pursuant to any merger or consolidation, and, (b) to the successors and assigns of all or substantially all of the assets of such assigning party, provided such entity shall be bound by the terms hereof. This Agreement will be binding upon and will inure to the benefit of successors and assigns.

j.	Binding Arbitration, Applicable Law and Venue, Attorneys’ Fees. This Agreement is governed by, and will be interpreted and enforced in accordance with the laws of the State of California without regard to principles of the conflict of laws. The parties hereby agree that any claim or dispute arising under this Agreement may only be brought in arbitration, with venue in Los Angeles, California. It is further agreed that any such action will be pursuant to the rules of the American Arbitration Association. Issuer and Service Provider each consent to this method of dispute resolution, as well as jurisdiction, and consent to Los Angeles being a convenient forum for any such claim or dispute and each party waives any right it may have to object to either the venue or jurisdiction for such claim or dispute. In the event of any dispute among the parties, the prevailing party shall be entitled to recover damages plus reasonable costs and attorney’s fees and the decision of the arbitrator shall be final, binding and enforceable in any court.

k.	Counterparts; Facsimile; Email; Signatures. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which, taken together, will constitute one and the same instrument, binding on each signatory thereto. This Agreement may be executed by signatures, electronically or otherwise, delivered by email, and a copy hereof that is properly executed and delivered by a party will be binding upon that party to the same extent as an original executed version hereof.

l.	Force Majeure. No party will be liable for any default or delay in performance of any of its obligations under this Agreement if such default or delay is caused, directly or indirectly, by fire, flood, earthquake or other acts of God; labor disputes, strikes or lockouts; wars, rebellions or revolutions; riots or civil disorder; accidents or unavoidable casualties; interruptions in transportation or communications facilities or delays in transit or communication; supply shortages or the failure of any person to perform any commitment to such party related to this Agreement; or any other cause, whether similar or dissimilar to those expressly enumerated in this Section 15(n), beyond such party’s reasonable control.

m.	Interpretation. Each party to this Agreement has been represented by counsel and/or has had sufficient time to carefully review each of the terms and provisions of this Agreement and voluntarily accepted each term and provision and executed this Agreement. All pronouns and any variation thereof will be deemed to refer to the masculine and feminine, and to the singular or plural as the identity of the person or persons may require for proper interpretation of this Agreement. And it is the express will of all parties that this Agreement is written in English and uses the font styles and sizes contained herein.

n.	Captions. The section headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

o.	Beneficiaries. The parties agree that there are no third party beneficiaries to this Agreement.

p.	Entire Agreement; Amendments. This Agreement sets forth the entire agreement between the parties concerning the Service Provider services provided, and supersedes all prior or contemporaneous communications, representations or agreements between the parties, whether oral or written, regarding the subject matter of this Agreement. This agreement may not be modified or amended except by written agreement executed by all the parties of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

StartEngine Secure LLC

By: /s/ Howard Marks
Name: Howard Marks
Title: CEO

Company

By: /s/ Andrew Troba
Name: Andrew Troba
Title: CEO

APPENDIX I

StartEngine Secure Services

•	The fees for StartEngine Secure is $5 per investor plus additional transaction fees detailed below. Secure fees will be taken out of each disbursement. Secure shall renew on the date the company launched their campaign on StartEngine.
•	Campaign page message board is active during the subscription
•	Invest services to respond to chat or email from investors and refer unanswered questions to Issuer.
•	Annual report Form C-AR:
o	Weekly then daily reminders from 1st day to 120 days after end of fiscal year
o	Report URL with copy button to post on company website
o	Display report link on header of the campaign page. Additional reports displayed when click “view all reports” link
o	Filing with EDGAR encoded XML
o	Automatic update to all the shareholders with link to report
•	Termination report Form C-TR
o	After three annual reports and company under $10M in assets
o	Filing with EDGAR encoded XML
o	Notification to all of the shareholders
•	Unlimited shareholder updates with the new editor (video and graphics)
•	Permanent record of all communications
•	Transfer recording services charged to issuer:
•	Add new investor (no fee)
•	Full or partial ownership transfer additional - $2 per recording
•	Change of address with email confirmation - $2 per recording
•	Stock splits recording and email confirmation - $2 per shareholder
•	Convertible note conversion into shares recording and email confirmation - $2 per shareholder